Report of Independent Registered Public Accounting Firm
The Board of Directors and Shareholders
AllianceBernstein 2000 Retirement Strategy
AllianceBernstein 2005 Retirement Strategy
AllianceBernstein 2010 Retirement Strategy
AllianceBernstein 2015 Retirement Strategy
AllianceBernstein 2020 Retirement Strategy
AllianceBernstein 2025 Retirement Strategy
AllianceBernstein 2030 Retirement Strategy
AllianceBernstein 2035 Retirement Strategy
AllianceBernstein 2040 Retirement Strategy and
AllianceBernstein 2045 Retirement Strategy


In planning and performing our audit of the financial statements of AllianceBernstein 2000 Retirement Strategy, AllianceBernstein
2005 Retirement Strategy, AllianceBernstein 2010 Retirement
Strategy, AllianceBernstein 2015 Retirement Strategy, AllianceBernstein 2020 Retirement Strategy, AllianceBernstein
2025 Retirement Strategy, AllianceBernstein 2030 Retirement
Strategy, AllianceBernstein 2035 Retirement Strategy, AllianceBernstein 2040 Retirement Strategy and AllianceBernstein
2045 Retirement Strategy (constituting series of the
AllianceBernstein Blended Style Series, Inc., hereafter referred to as the Funds), as of and for the year ended August 31, 2006, in accordance with the standards of the Public Company Accounting Oversight Board (United States), we considered their internal control over financial reporting, including control activities for safeguarding securities, as a basis for designing our auditing procedures for the purpose of expressing our opinion on the financial statements and to comply with the requirements of Form N-SAR, but not for the purpose of expressing an opinion on the effectiveness of the Funds? internal control over financial reporting. Accordingly, we express no such opinion.

The management of the Funds is responsible for establishing and maintaining effective internal control over financial reporting. In fulfilling this responsibility, estimates and judgments by management are required to assess the expected benefits and related costs of controls. A funds internal control over financial reporting is a process designed to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with U.S. generally accepted accounting principles. Such internal control includes policies and procedures that provide reasonable assurance regarding prevention or timely detection of unauthorized acquisition, use or disposition of a funds assets that could have a material effect on the financial statements.

Because of its inherent limitations, internal control over financial reporting may not prevent or detect misstatements. Also, projections of any evaluation of effectiveness to future periods are subject to the risk that controls may become inadequate because of changes in conditions, or that the degree of compliance with the policies or procedures may deteriorate.

A control deficiency exists when the design or operation of a control does not allow management or employees, in the normal course of performing their assigned functions, to prevent or detect misstatements on a timely basis. A significant deficiency is a control deficiency, or combination of control deficiencies, that adversely affects a funds ability to initiate, authorize, record, process or report external financial data reliably in accordance with U.S. generally accepted accounting principles such that there is more than a remote likelihood that a misstatement of a funds annual or interim financial statements that is more than inconsequential will not be prevented or detected. A material weakness is a significant deficiency, or combination of significant deficiencies, that results in more than a remote likelihood that a material misstatement of the annual or interim financial statements will not be prevented or detected.

Our consideration of the Funds? internal control over financial reporting was for the limited purpose described in the first paragraph and would not necessarily disclose all deficiencies in internal control that might be significant deficiencies or material weaknesses under standards established by the Public Company Accounting Oversight
Board (United States). However, we noted no deficiencies in the Funds internal control over financial reporting and their operation, including controls for safeguarding securities that we consider to be a material weakness as defined above as of August 31, 2006.

This report is intended solely for the information and use of management and the Board of Directors of AllianceBernstein 2000 Retirement Strategy, AllianceBernstein 2005 Retirement Strategy, AllianceBernstein 2010 Retirement Strategy, AllianceBernstein 2015 Retirement Strategy, AllianceBernstein 2020 Retirement Strategy, AllianceBernstein 2025 Retirement Strategy, AllianceBernstein 2030 Retirement Strategy, AllianceBernstein 2035 Retirement Strategy, AllianceBernstein 2040 Retirement Strategy and AllianceBernstein 204
Retirement Strategy and the Securities and Exchange Commission and is not intended to be and should not be used by anyone other than these specified parties.



New York, New York
October 27, 2006

The Board of Directors and Shareholders
AllianceBernstein 2000 Retirement Strategy
AllianceBernstein 2005 Retirement Strategy
AllianceBernstein 2010 Retirement Strategy
AllianceBernstein 2015 Retirement Strategy
AllianceBernstein 2020 Retirement Strategy
AllianceBernstein 2025 Retirement Strategy
AllianceBernstein 2030 Retirement Strategy
AllianceBernstein 2035 Retirement Strategy
AllianceBernstein 2040 Retirement Strategy and
AllianceBernstein 2045 Retirement Strategy
Page 2